CONTACT:
Jonathan Goldberg, Senior Director of Corporate Development
ir@psemi.com
858-795-0161

Investor Relations Contact:
The Blueshirt Group
Suzanne Schmidt or Melanie Solomon
415-217-4962; 415-217-4964
Suzanne@blueshirtgroup.com
Melanie@blueshirtgroup.com

Peregrine Semiconductor Announces Third Quarter 2013 Financial Results

•	Third quarter revenue of $60.0 million

•	GAAP third quarter diluted income per share of $0.12

•	Non-GAAP third quarter diluted income per share of $0.17

San Diego, California, October 28, 2013 -- Peregrine Semiconductor Corporation (Peregrine Semiconductor) (NASDAQ: PSMI), a fabless provider of high-performance radio frequency integrated circuits (RFICs), today announced its third quarter 2013 fiscal year financial results.

Third quarter 2013 revenue was $60.0 million, compared with $60.6 million for the same period in 2012.

As reported under U.S. generally accepted accounting principles (GAAP), third quarter 2013 net income was $4.4 million, compared with a GAAP net income of $4.7 million in the same period in 2012. Diluted net income per share was $0.12 for the third quarter of 2013 compared to a diluted net income per share of $0.10 for the same period in 2012.

Non-GAAP net income for the third quarter of 2013 was $6.2 million, or $0.17 per diluted share based on weighted average shares outstanding of 35.8 million. This compares with non-GAAP net income of $5.9 million or $0.17 per diluted share based on weighted average shares outstanding of 33.7 million for the same period in 2012.

Gross margin on a GAAP basis for the third quarter of 2013 was 42.1% of revenue, compared to 41.3% of revenue for the same period in 2012. Gross margin on a non-GAAP basis for the third quarter of 2013 was 42.5% of revenue, compared to 41.5% of revenue for the same period in 2012.

“We reported a solid third quarter as we continue to execute our long-term strategic R&D roadmap. This week we will achieve a key milestone with the launch of UltraCMOS 10, the latest advance of our technology platform, moving us to the 130nm technology node and 200mm wafers. This was achieved through our new development and foundry partnership with GLOBALFOUNDRIES”, commented Jim Cable, President and Chief Executive Officer. “The wireless operators continue to increase the radio requirements to support LTE and LTE-Advanced networks, and this industry trend favors Peregrine as we are able to provide the truly differentiated performance needed for the carrier aggregation elements of LTE-Advanced. Despite the impact of near-term shifts in smartphone market seasonality, we are advancing our capabilities and building a technology platform with significant strategic value, and I believe the full value of our expertise will become apparent with time."

Business Outlook
For the fourth quarter of 2013, the company expects revenue to be in the range of $43 million to $47 million. Fourth quarter GAAP gross margin is expected to be in the range of 40% to 42%.

Quarterly Conference Call Today
Jim Cable, President and Chief Executive Officer, and Jay Biskupski, Chief Financial Officer, will host a third quarter 2013 financial results conference call today at 1:30 pm (Pacific) / 4:30 pm (Eastern). Attendees are asked to join the conference call at least ten minutes prior to the scheduled conference call time. The call may be accessed by dialing 1-877-303-8027 (toll free) or 1-760-536-5165 (international). The passcode is 77223971. A live and archived webcast of the call will be available on Peregrine's website at http://investors.psemi.com/ for one week following the live call.

Use of GAAP and Non-GAAP Financial Measures
Peregrine Semiconductor prepares its financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures such as gross margin, net income per share information for the three and nine months ended September 28, 2013, and similar periods from the prior year included in this press release are different from those otherwise presented under GAAP. The non-GAAP financial measures exclude non-cash compensation expense for stock options. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business. However, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Condensed Consolidated Reconciliation of GAAP to Non-GAAP Results” table in this press release.

Use of Forward Looking Statements
This press release contains forward looking statements regarding our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects. Such statements constitute “forward-looking” statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results, performance or achievements could be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, our dependence on a limited number of customers for a substantial portion of our revenues; intellectual property risks; intense competition in our industry; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products; consumer acceptance of our customers’ products that incorporate our solutions; our lack of long-term supply contracts and dependence on limited sources of supply; and potential decreases in average selling prices for our products.

For further information regarding risks and uncertainties associated with Peregrine’s business, please refer to the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Form 10-K for the year ended December 29, 2012, which should be read in conjunction with these financial results. These documents are available on the SEC Filings section of the Investor Relations section of our website at http://investors.psemi.com/. Please also note that forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information, becomes available in the future.

About Peregrine Semiconductor
Peregrine Semiconductor (NASDAQ: PSMI) is a fabless provider of high-performance radio frequency integrated circuits (RFICs). Our solutions leverage our proprietary UltraCMOS® technology, an advanced RF Silicon-On-Insulator process.  Our products deliver what we believe is an industry-leading combination of performance and monolithic integration, and target a broad range of applications in the aerospace and defense, automotive, broadband, industrial, mobile wireless device, test and measurement equipment, and wireless infrastructure markets.  Additional information is available on our website at http://www.psemi.com.

The Peregrine Semiconductor name, logo and UltraCMOS are registered trademarks, and DuNE, and HaRP are trademarks of Peregrine Semiconductor Corporation in the U.S.A., and other countries. All other trademarks are the property of their respective owners.

(Tables Follow)

Peregrine Semiconductor Corporation CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data) (unaudited)

	Three Months Ended		Nine Months Ended

	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Net revenue	$60,002	$60,575	$158,992	$140,909
Cost of net revenue	34,749	35,560	93,203	88,418
Gross profit	25,253	25,015	65,789	52,491
Operating expense:
Research and development	10,777	9,355	31,417	23,518
Selling, general and administrative	10,210	10,990	31,487	26,183
Total operating expense	20,987	20,345	62,904	49,701
Income from operations	4,266	4,670	2,885	2,790
Interest expense, net	(27)	(213)	(165)	(1,247)
Other income (expense), net	99	(52)	50	(132)
Income before income taxes	4,338	4,405	2,770	1,411
Income tax benefit	(95)	(308)	(7)	(234)
Net income	4,433	4,713	2,777	1,645
Net income allocable to preferred stockholders	—	(2,279)	—	(1,362)
Net income attributable to common stockholders	$4,433	$2,434	$2,777	$283
Net income per share
Basic	$0.14	$0.12	$0.09	$0.03
Diluted*	$0.12	$0.10	$0.08	$0.02
Shares used to compute net income per share
Basic	32,394	19,748	32,163	8,442
Diluted	35,804	24,351	35,738	12,692

*
Diluted net income per share attributable to common stockholders is computed by dividing net income attributable to common stockholders, calculated as net income less income allocable to preferred stockholders for the period prior to their conversion upon our initial public offering, by the weighted average number of common shares outstanding, including unvested shares subject to repurchase, and potential dilutive securities assuming the dilutive effect of outstanding stock options and warrants using the treasury stock method.

Peregrine Semiconductor Corporation CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)

	September 28,	December 29,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$17,206	$44,106
Short-term marketable securities	23,213	30,361
Accounts receivable, net	18,322	13,353
Inventories	52,311	57,017
Prepaids and other current assets	7,955	11,108
Total current assets	119,007	155,945
Property and equipment, net	23,358	22,871
Long-term marketable securities	22,664	18,892
Other assets	211	210
Total assets	$165,240	$197,918
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,465	$22,306
Accrued liabilities	9,151	12,672
Accrued compensation	3,664	5,726
Customer deposits	4,954	24,425
Deferred revenue	5,627	12,755
Current portion of obligations under capital leases	10	11
Total current liabilities	35,871	77,895
Obligations under capital leases, less current portion	18	18
Other long-term liabilities	826	886
Stockholders’ equity:
Common stock	33	32
Additional paid-in capital	346,837	340,221
Accumulated deficit	(218,158)	(220,935)
Accumulated other comprehensive loss	(187)	(199)
Total stockholders’ equity	128,525	119,119
Total liabilities and stockholders’ equity	$165,240	$197,918

Peregrine Semiconductor Corporation CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)

	Nine Months Ended
	September 28,	September 29,
	2013	2012
Operating activities
Net income	$2,777	$1,645
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	4,825	3,132
Stock-based compensation	4,854	3,116
Revaluation of warrants to fair value	—	633
Imputed interest related to deposit arrangements, net	(307)	273
Amortization of premium and discount on investments, net	293	48
Cash received for lease incentives	135	—
Changes in operating assets and liabilities:
Accounts receivable	(4,956)	(8,727)
Inventories	4,717	(26,709)
Prepaids and other current and noncurrent assets	3,676	(6,354)
Accounts payable and accrued liabilities	(16,144)	21,606
Customer deposits	(11,425)	29,791
Deferred revenue	(6,787)	7,122
Net cash provided by (used in) operating activities	(18,342)	25,576
Investing activities
Purchases of property and equipment	(5,304)	(13,157)
Purchase of marketable securities	(28,552)	(48,462)
Sale of marketable securities	31,607	—
Net cash used in investing activities	(2,249)	(61,619)
Financing activities
Proceeds from customer deposit financing arrangement	—	13,000
Payments on customer deposit financing arrangement	(8,046)	—
Proceeds from line of credit	—	3,000
Payments on line of credit	—	(10,749)
Payments on obligations under capital leases	(7)	(661)
Payments on notes payable	—	(1,618)
Proceeds from exercise of stock options	1,759	369
Proceeds from exercise of warrants	—	31
Proceeds from initial public offering, net of offering cost	—	80,278
Costs paid in connection with initial public offering	—	(1,707)
Net cash provided by (used in) financing activities	(6,294)	81,943
Effect of exchange rate changes on cash and cash equivalents	(15)	(12)
Net change in cash and cash equivalents	(26,900)	45,888
Cash and cash equivalents at beginning of period	44,106	12,119
Cash and cash equivalents at end of period	$17,206	$58,007

Peregrine Semiconductor Corporation RECONCILIATION OF GAAP TO NON-GAAP RESULTS (in thousands, except per share data) (unaudited)

	Three Months Ended				Nine Months Ended
	September 28, 2013		September 29, 2012		September 28, 2013		September 29, 2012
Gross profit - GAAP	$25,253	42.1%	$25,015	41.3%	$65,789	41.4%	$52,491	37.3%
Non-cash compensation expense (1)	238	0.4	133	0.2	652	0.4	404	0.2
Gross profit - Non-GAAP	$25,491	42.5%	$25,148	41.5%	$66,441	41.8%	$52,895	37.5%
Income from operations - GAAP	$4,266	7.1%	$4,670	7.7%	$2,885	1.8%	$2,790	2.0%
Non-cash compensation expense (1)	1,728	2.9	1,152	1.9	4,854	3.1	3,116	2.2
Income from operations - Non-GAAP	$5,994	10.0%	$5,822	9.6%	$7,739	4.9%	$5,906	4.2%
Net income - GAAP	$4,433	7.4%	$4,713	7.8%	$2,777	1.7%	$1,645	1.2%
Non-cash compensation expense (1)	1,728	2.9	1,152	1.9	4,854	3.1	3,116	2.2
Net income - Non-GAAP	$6,161	10.3%	$5,865	9.7%	$7,631	4.8%	$4,761	3.4%
Diluted net income per share attributable to common stockholders - GAAP	$0.12		$0.10		$0.08		$0.02
Adjustment to reflect conversion of preferred stock at the beginning of period	—		0.04		—		0.03
Non-cash compensation expense	0.05		0.03		0.13		0.10
Diluted net income per share - Non-GAAP	$0.17		$0.17		$0.21		$0.15
Net income attributable to common stockholders - GAAP	$4,433		$2,434		$2,777		$283
Net income - Non-GAAP	$6,161		$5,865		$7,631		$4,761
Shares used to compute diluted net income per share attributable to common stockholders - GAAP	35,804		24,351		35,738		12,692
Adjustment to reflect conversion of preferred stock at the beginning of period	—		9,347		—		18,039
Shares used to compute diluted net income per share - Non-GAAP	35,804		33,698		35,738		30,731

(1) Includes stock-based compensation as follows:
	Three Months Ended				Nine Months Ended
	September 28, 2013		September 29, 2012		September 28, 2013		September 29, 2012
Cost of net revenue	$238		$133		$652		$404
Research and development	537		368		1,534		935
Selling, general and administrative	953		651		2,668		1,777
Total	$1,728		$1,152		$4,854		$3,116

###